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                                                                     EXHIBIT 5.1












                            January 23, 1995






                                                        (212) 701-3000




Kelsey-Hayes Company
11878 Hubbard Road
Livonia, Michigan  48150

Varity Corporation
672 Delaware Avenue
Buffalo, New York  14209


          Re:  Kelsey-Hayes Company Debt Securities
               Guaranteed by Varity Corporation
               ------------------------------------

Dear Sirs:

          We have acted as special counsel to Kelsey-Hayes Com-pany, a Delaware corporation (the "Company"), and Varity Corpora-tion, a Delaware corporation (the "Guarantor"), in connection with the filing of a Joint Registration Statement on Form S-3 (the "Reg-istration Statement") under the Securities Act of 1933, as amended (the "Act"), providing for the issuance of up to $100 million aggregate principal amount of the Company's Debt Securities (the "Debt Securities") and the Guarantor's guarantees thereon (the
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"Guarantees") to be issued under an indenture (the "Indenture") to be substantially in the form filed as an Exhibit to the Registra-tion Statement.

            We advise you that, in our opinion, when the Registra-tion Statement has become effective under the Act and the terms of the Debt Securities and of their issue and sale have been duly established and upon the execution and delivery of the Indenture and execution and authentication of the Debt Securities and Guar-antees in accordance with the Indenture and delivery of the Debt Securities and the Guarantees to the purchasers thereof against payment therefor, the Debt Securities and the Guarantees will be legal, valid and binding obligations of the Company and the Guar-antor, respectively, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganiza-tion and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration State-ment and related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in con-senting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the cate-gories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Cahill Gordon & Reindel